Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of ___, 2026, by and among WORK Medical Technology Group LTD, a Cayman Islands exempted company and whose Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “WOK,” (the “Company”) and the purchasers who appear on the signature pages of this Agreement (each, a “Purchaser” and collectively the “Purchasers”).

Recitals

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser desires, severally and not jointly, to purchase from the Company certain securities of the Company, as more fully described in this Agreement; and

WHEREAS, the offer and sale of the Shares (as defined below) by the Company (the “Offering”) as set forth herein is being made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and the provisions of Regulation S (“Regulation S”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

Agreement

SECTION 1. Purchase and Sale.

1.1. Sale of Shares. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell, and the Purchasers agree to purchase, an aggregate of 25,000 Class B ordinary shares of the Company, par value US$0.001 per share (the “Shares”), for SIXTY-TWO THOUSAND FIVE HUNDRED UNITED STATES DOLLARS (US$62,500) (the “Purchase Price”), or US$2.50 per Share, with each Purchaser to purchase such number of Shares for such portion of the Purchase Price as indicated on the signature pages of this Agreement.

1.2. Closing. The closing of the Offering (the “Closing”) shall take place remotely via delivery of electronic documents, on or within five (5) Business Days after the date when all closing conditions are satisfied or waived (the “Closing Date”). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, banking institutions shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

1.3. Delivery of the Shares and Purchase Price. Subject to the terms and conditions of this Agreement, at the Closing the Company shall promptly update the Company's register of members to reflect the issuance of the Shares and deliver or cause to be delivered to each Purchaser (i) a share certificate or book entry statement for such number of Shares purchased by such Purchaser, and (ii) any other documents required to be delivered pursuant to this Agreement. Upon the execution of this Agreement, each Purchaser shall deposit the Renminbi equivalent of portion of the Purchase Price payable by such Purchaser (using exchange rate equal to the central parity rate, i.e. the reference rate set by the People’s Bank of China, as of the date of this Agreement) into the bank account controlled by the Company’s wholly owned PRC subsidiary, Hangzhou Woli Medical Treatment Technology Co., Ltd.

1.4. [Reserved].

1.5．Acknowledgment of Articles. Each Purchaser acknowledges and agrees that the Shares are issued subject to, and the rights attaching to the Shares are governed by, the memorandum and articles of association of the Company (as amended from time to time), the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands.

SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

2.1. Authority; Valid Issuance of Shares; No Liens or Encumbrances. The Company has the full right, power and authority to enter into this Agreement and to issue and convey to the Purchasers at the Closing the Shares to be issued by the Company hereunder, which will be duly authorized, validly issued, fully paid and non-assessable and, upon consummation of the transactions contemplated hereby including the payment of the Purchase Price to the Company, each Purchaser will acquire from the Company validly issued, fully paid and non-assessable Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, shareholder agreements, liens, pledges, charges, security interests, encumbrances, options and adverse claims or rights whatsoever, other than as provided for in the Company's articles of association and restrictions on transferability or issuance of the Shares under applicable securities laws.

2.2. Authorization; Enforcement. This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. The execution, delivery and performance of this Agreement, the delivery of the Shares to be issued by the Company, and compliance with the provisions hereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3, violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (b) to the Company’s knowledge, result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement, to which the Company is a party or by which it or any of its property is bound or affected, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

2.3. Exchange Act Reporting. The Company is subject to the reporting requirements of Section 13 and/or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has satisfied all its reporting requirements under the applicable section(s) of the Exchange Act.

2.4. The Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Company or the issuance, transfer and conveyance of the Shares to be issued, transferred by the Company to the Purchasers pursuant to the terms hereof, except such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5. Filings, Consents and Approvals. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the execution, delivery and performance by the Company of this Agreement or the transactions contemplated hereby have been obtained by the Company and will be in full force and effect.

2.6. No Public announcements or Solicitations. Neither the Company, any of its affiliates nor any person acting on its behalf has (i) made a public announcement, advertisement in any publication, or other communication relating to any sale, offer for sale or solicitation of offers to purchase or inviting indications of interest in the purchase of the Shares or any other ordinary shares of the Company, (ii) engaged in any road show, other meeting, seminars or similar events relating to the Company or its ordinary shares or (iii) otherwise undertaken any activity that would create interest in a purchase of the Shares or other ordinary shares of the Company.

2.7. No Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Company.

2.8. No U.S. Directed Selling Efforts. No form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Securities Act has been or will be used, nor will any offers by means of any directed selling efforts in the United States or to any U.S. person (as defined in Rule 902 of Regulation S) (each a “U.S. Person”) be made by Company, any distributor (as defined in Rule 902 of Regulation S) or any of their respective affiliates or representatives in connection with the offer and sale of any of the Shares.

SECTION 3. Representations and Warranties of the Purchaser. Each Purchaser herby, for himself and for no other Purchaser, represents and warrants to the Company that:

3.1. Such Purchaser understands that the Shares have not been registered under the Securities Act. Such Purchaser will not sell or otherwise dispose of the Shares in the United States without registration under the Securities Act, and under applicable state securities or “Blue Sky” laws, or pursuant to an exemption therefrom. Additionally, such Purchaser will not sell or otherwise dispose of the Shares without complying with all applicable laws and regulations of the PRC, Hong Kong SAR, Cayman Islands, the BVI and any other applicable laws or regulations applicable to the sale of such Shares.

3.2 Regulation S Representation.

a) Such Purchaser is not a U.S. Person and he she or it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the securities in any country or jurisdiction where action for that purpose is required. Such Purchaser is not acquiring the Shares for the account or benefit of any U.S. Person except in accordance with exemption from registration requirements of the Securities Act or in a transaction not subject thereto. Such Purchaser is an entity, formed under the laws of [ ], and has been so since its original formation, and it is not and has not acted by or through any agency or branch located in the United States.

b) Such Purchaser is not acquiring the Shares with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

c) Such Purchaser (A) agrees that it will not offer, sell or otherwise transfer any of the Shares nor, unless in compliance with the Securities Act, engage in hedging transactions involving such securities, on or prior to (x) the date one (1) year after the later of the date of the Closing and the date of original issuance (or of any predecessor of any security proposed to be transferred by Purchaser) and (y) such later date, if any, as may be required by applicable law, except (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as any security is eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonable believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to persons who are not “U.S. Persons”, (e) pursuant to Rule 144, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, and (B) agrees that it will give to each person to whom such security is transferred a notice substantially to the effect of this paragraph.

d) Such Purchaser acknowledges that the Shares are “restricted securities” as defined in Rule 144 and subject to resale restrictions during the period set forth in Rule 144.

e) The Shares to be acquired by such Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person, directly or indirectly, to sell, transfer, distribute or grant participations to such person or to any third person, with respect to any of the Shares.

3.3 Intent. Such Purchaser is purchasing the Shares solely for investment purposes, for such Purchaser’s own account and not for the account or benefit of any U.S. Person or any other person or entity (whether located in the PRC or elsewhere), and not with a view towards the distribution or dissemination thereof. Such Purchaser has no present arrangement to sell or otherwise transfer or dispose of such Purchaser’s Shares to or through any person or entity. Such Purchaser understands that the Shares must be held indefinitely unless the Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available, and such Purchaser has no need for liquidity.

3.4. No Governmental Review. Such Purchaser acknowledges and understands that no United States federal or state agency has (i) passed upon the Shares, (ii) made any finding or determination as to the fairness of the terms of its investment or (iii) guaranteed or insured any investment in the Purchaser’s Shares or any investment made by the Company.

3.5 No General Solicitation. The Shares are not being issued or transferred to such Purchaser by any form of general solicitation or advertising.

3.6 Organization; Authority; Enforceability. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the applicable documents (the “Transaction Documents”) and otherwise to carry out its obligations thereunder. Such Purchaser has all requisite power and authority to carry out the transactions contemplated hereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all requisite personal, corporate or limited partnership action. This Agreement has been duly executed and delivered on behalf of such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

3.7. Regulation S Exemption. Each Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares. In this regard, such Purchaser represents, warrants and agrees that:

(i)  Such Purchaser is not a U.S. Person and is not an affiliate of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person.

(ii)  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(iii)  The Purchaser is not acquiring the Shares as a result of, and will not himself engage in, any “directed selling efforts” (as defined in Rule 902(c) of the SEC under the Securities Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of the Shares under an exemption from the registration requirements of the Securities Act. “Directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being offered in reliance on this Regulation S. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of securities being made in reliance upon this Regulation S.

(iv)  The Purchaser will not, during the period commencing on the date of issuance of the Purchaser’s Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Purchaser’s Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(v)  The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Purchaser’s Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(vi)  The Purchaser was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Purchaser’s Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vii)  Neither the Purchaser nor any person acting on his, her or its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Purchaser’s Shares and the Purchaser and any person acting on his, her or its behalf has complied and will comply with the “offering restrictions” requirements of Regulation S.

(viii)   The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ix)  Neither the Purchaser nor any person acting on his, her or its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Purchaser’s Shares. The Purchaser agrees not to cause any advertisement of the Purchaser’s Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Purchaser’s Shares, except such advertisements that include the statements required by Regulation S, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(x)  The Purchaser has carefully reviewed and signed the NON-U.S. PERSON REPRESENTATIONS annexed hereto as Exhibit A.

3.8.  Economic Considerations. Such Purchaser is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. Such Purchaser has relied solely on his, her or its own advisors.

3.9. Compliance with Laws. Any resale of the Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. Such Purchaser will not offer to sell or sell the Shares in any jurisdiction unless such Purchaser obtains all required consents, if any. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 and has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

3.10. No Obligation to Register Shares. Such Purchaser understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist Purchaser in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction other than as expressly provided herein.

3.11. Opportunity to Conduct Due Diligence. Such Purchaser was granted the opportunity to conduct due diligence prior to entering into the transactions contemplated by this Agreement.

3.12. Independent Investigation. Such Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Purchaser confirms that he, she or it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser has not relied on the business or legal advice of the Company or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such purchaser in connection with the transactions contemplated by the Transaction Documents.

3.13. Opportunity and Access to Information. Such Purchaser acknowledges that he, she or it has been afforded (i) the opportunity to ask such questions as he, she or it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.14. Investment Experience. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the securities (and each part thereof) and, at the present time, is able to afford a complete loss of such investment.

3.15. No Material Non-Public Information. Such Purchaser covenants and agrees that neither he, she or it nor any person acting on his, her or its behalf has received any information from the Company that constitutes material non-public information, unless prior thereto such Purchaser has executed a written agreement regarding the confidentiality and the use of such information. Such Purchaser understands and confirms that the Company shall be relying on the foregoing representations in effecting transactions in securities of the Company.

3.16. Stop Transfer; Legend. Such Purchaser understands that the Company will issue, and such Purchaser consents to the issuing of, stop transfer instructions to the Company’s transfer agent with respect to the Shares to assure compliance with the Securities Act. Such Purchaser consents to the placement of the following legend, in substantially the form below, on each certificate representing the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF WORK MEDICAL TECHNOLOGY GROUP LTD (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE LOCAL SECURITIES LAWS AND REGULATIONS, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS DELIVERED TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT”.

3.17. Reliance on Representations and Warranties. Such Purchaser acknowledges that the Company is entitled to rely on the representations and warranties of such Purchaser set forth in this Agreement and will hold the Company harmless for any loss or damage that the Company or such Purchaser may suffer as a result of any such representations are warranties not being true and correct.

3.18  Not a Broker-Dealer. Such Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event such Purchaser is a member of FINRA, or associated or affiliated with a member of FINRA, such Purchaser agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Shares. As used herein, “affiliate” means, with respect to any specified person: (i) if such person is an individual, the spouse of that person and, if deceased or disabled, his or her heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

3.19  Not an Underwriter. Such Purchaser is not an underwriter of the Shares, nor is it an affiliate of an underwriter of the Shares.

3.20  No Advice from Company. Such Purchaser acknowledges that he, she or it has received, and fully and carefully reviewed and understands, copies of the SEC filings of the Company, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. Such Purchaser also acknowledges that he, she or it has had the opportunity to review this Agreement, the exhibits hereto and the transactions contemplated by this Agreement with such Purchaser’s own legal counsel and investment and tax advisers. Except for any statements or representations of the Company made in this Agreement, such Purchaser is relying solely on such counsel and advisers and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. Such Purchaser has consulted, to the extent deemed appropriate by such Purchaser, with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that investing in the Shares is suitable and appropriate for such Purchaser.

3.21  Potential Loss of Investment; Risk Factors. Such Purchaser understands that an investment in the Shares is highly speculative which involves a significant degree of risk and the potential loss of such Purchaser’s entire investment. Such Purchaser has considered carefully and understands the risks associated with an investment in the Shares, including those risk factors contained in the Company’s filings with the SEC.

3.22.  Anti-Money Laundering; Source of Funds; Sanctions. Each Purchaser represents and warrants that:

(a) the funds used to purchase the Shares are not the proceeds of any illegal activity and have not been derived, directly or indirectly, from any transaction or activity that would constitute a violation of applicable anti-money-laundering laws or regulations;

(b) the Purchaser is not named on, and is not owned or controlled by any person named on, any list of prohibited or restricted parties maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, or any other relevant governmental authority; and

(c) neither the Purchaser nor, to its knowledge, any person acting on its behalf is engaged in, or has engaged in, any dealings or transactions with any person subject to sanctions or in any country or territory that is the subject of comprehensive sanctions.

3.23. No Advertisements or Direct Selling Effort. The Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. The Purchaser has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

3.24. Access to Information; Exculpation. Such Purchaser acknowledges that it or its advisor has had an opportunity to receive, review and understand all information requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that copies of the SEC Reports are available on the EDGAR reporting system. Based on the information such Purchaser or its advisor has deemed appropriate, and the Purchaser has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser or its advisor is relying exclusively on the representations and warranties of the Company contained in the Transaction Documents, the SEC Reports, and its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations and properties of the Company, including all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or its advisor shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.25. No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

3.26. Foreign Jurisdiction. Such Purchaser hereby represents that it has satisfied itself as to the full observance by such Purchaser of the laws of its jurisdiction applicable to such Purchaser in connection with the purchase of the Shares or the execution and delivery by such Purchaser of this Agreement and the Transaction Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to such Purchaser’s purchase, holding, redemption, sale, or transfer of the Shares. Such Purchaser’s subscription and payment for, and continued beneficial ownership of, the Shares will not violate any securities or other laws of such Purchaser’s jurisdiction applicable to such Purchaser.

SECTION 4. Conditions Precedent to Closing.

4.1. Conditions Precedent to Closing by the Purchasers. The obligation of the Purchasers to purchase the Shares of the Company is subject to satisfaction of the following conditions precedent at or before the Closing:

(a) The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made, and shall be true and correct at the time of the execution of this Agreement, with the same force and effect as if they had been made at and as of the time of the Closing.

(b) The Company shall have duly complied with and performed all covenants and agreements of the Company herein which are required to be complied with and performed at or before the Closing.

(c) No legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

4.2. Conditions Precedent to Closing by the Company. The obligation of the Company to sell and deliver the Shares is subject to satisfaction of the following conditions precedent at or before the Closing:

(a) The representations and warranties made by the Purchasers in Sections 3 hereof shall be true and correct when made, and shall be true and correct at the time of the execution of this Agreement, with the same force and effect as if they had been made at and as of the time of the Closing.

(b) The Purchasers shall have duly complied with and performed all covenants and agreements of the Purchasers herein which are required to be complied with and performed at or before the Closing.

(c) No legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

SECTION 5. Publicity. The parties agree that this Agreement and the transactions contemplated hereby will remain confidential until the Company files a Form 6-K with the SEC disclosing this Agreement.

SECTION 6. Survival of Representations, Warranties and Covenants. The covenants, representations and warranties of the parties hereto (including the Purchasers) contained herein, shall survive for a period of three months following the Closing, except for those contained in Section 2.10 and Section 1.4, which shall survive this Agreement until all Shares are resold by the Purchasers. Each party may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person. All statements contained in any certificate or other instrument delivered by a party in connection with the Closing pursuant to this Agreement shall constitute representations and warranties by such party under this Agreement.

SECTION 7. Indemnification. Each party shall severally indemnify, defend and hold harmless the other parties, the Company, their partners, managers, directors, officers, members, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, legal and accounting fees and expenses) based upon or arising out of (a) any inaccuracy or breach of any representation and warranty of such party herein, and (b) any breach of any covenant and agreement of such party herein.

SECTION 8. Notices. All notices and other communications by a party hereto (including a Purchaser) shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via electronic transmission and verification received, or when posted by the United States or Chinese postal service, registered or certified mail, return receipt requested with postage prepaid, at the address set forth on the applicable signature page hereto to such other addresses as a party may from time to time designate to the other party by written notice thereof, effective only upon actual receipt.

SECTION 9. Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

SECTION 10. Amendments; Waiver. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 13. Governing Law. Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

SECTION 14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15. Third Party Beneficiary. The parties hereto acknowledge and agree that the Company shall be a third party beneficiary with respect to the representations and warranties of the parties set forth herein and shall be entitled to indemnification from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, legal and accounting fees and expenses) based upon or arising out of (a) any inaccuracy or breach of any representation and warranty of such party herein, and (b) any breach of any covenant and agreement of such party herein.

SECTION 16. Assignment; Successors. Each Purchaser agrees not to transfer or assign this Agreement or any of such Purchaser’s interest herein and further agrees that the transfer or assignment of the Purchaser’s Shares acquired pursuant hereto shall be made only in accordance with all applicable laws. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

(Signature Pages Follow)

COMPANY SIGNATURE PAGE

to Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned has executed and delivered this Securities Purchase Agreement as of the date set forth below.

WORK Medical Technology Group LTD

1/88 Cook St, Auckland City, 1001, NZ

By:

Name:	Shuang Wu
Title:	CEO
Dated: ____, 2026

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Purchaser has executed and delivered this Securities Purchase Agreement as of the date set forth below.

Name of Purchaser: ________________________

Authorized Signature:_________________________

Amount of Purchase Price: US$_________________________

Number of Shares to be Acquired: _________________________

Address of Purchaser : _________________________

Email, telephone number and fax number of Purchaser: _________________________

Exact Name in which Shares will be registered : _________________________

Dated: _______________, 2026

Exhibit A

NON-U.S. PERSON REPRESENTATIONS

The undersigned Purchaser represents that he/she/it is not a U.S. person, severally and not jointly, and further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Shares, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is six months thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a distributor of such securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form set forth in Section 3.16.

7.	Such person or entity is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

10.	Such person or entity understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished, during the course of the transactions contemplated by this Agreement, with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he or she is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Name of Purchaser: ________________________

Authorized Signature:_________________________

Dated: _______________, 2026